Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 29, 2014 with respect to the audited consolidated financial statements of El Capitan Precious Metals, Inc. and its subsidiaries for the years ended September 30, 2014 and 2013.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 13, 2015